Exhibit 99.1

CMS Energy Announces Third Quarter Earnings of $0.73 Per Share, Introduces 2020 Earnings Guidance and New $25 Billion 10-Year Capital Plan

JACKSON, Mich., October 24, 2019 – CMS Energy announced today reported net income of $207 million or $0.73 per share, for the third quarter of 2019, compared to $169 million or $0.59 per share for the same quarter in 2018. For the first nine months of 2019, the company reported net income of $513 million or $1.81 per share, compared to $549 million or $1.94 for the comparable period in 2018. The key drivers of CMS Energy’s year-to-date financial performance were unfavorable weather and storm activity, partially offset by investment recovery and favorable sales mix.

CMS Energy reaffirmed its guidance for 2019 adjusted earnings of $2.47 - $2.51 per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth. Additionally, CMS Energy introduced 2020 adjusted earnings per share guidance of $2.63 to $2.68, reflecting continued strong growth of 6 to 8 percent.

“The company’s third quarter results confirm our commitment to finish the year strong both operationally and financially,” said Patti Poppe, President and CEO of CMS Energy and Consumers Energy. “As we look to 2020, we will continue to focus on the triple bottom line of people, planet and profit.”

CMS Energy noted several accomplishments during the quarter:

•	Received a gas rate case order, supporting $1.2 billion of gas infrastructure investment to improve safety and reliability
•	Issued a Request for Proposal to acquire 300 MW of solar projects as part of the Clean Energy Plan
•	Ranked #1 in J.D. Power Midwest Large Residential Gas Study
•	Committed to net-zero methane emissions by 2030 for our natural gas distribution system

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2019 third quarter results and provide a business and financial outlook on October 24 at 8:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to earnings per share are on a diluted basis.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS ENERGY CORPORATION
Consolidated Statements of Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/19	9/30/18	9/30/19	9/30/18
Operating revenue	$1,546	$1,599	$5,050	$5,044

Operating expenses	1,195	1,305	4,122	4,132

Operating Income	351	294	928	912

Other income	31	22	81	73

Interest charges	133	114	385	337

Income Before Income Taxes	249	202	624	648

Income tax expense	42	33	110	98

Net Income	207	169	514	550

Income attributable to noncontrolling interests	-	-	1	1

Net Income Available to Common Stockholders	$207	$169	$513	$549

Basic Earnings Per Average Common Share	$0.73	$0.60	$1.81	$1.95
Diluted Earnings Per Average Common Share	0.73	0.59	1.81	1.94

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/19	12/31/18
Assets
Current assets
Cash and cash equivalents	$403	$153
Restricted cash and cash equivalents	29	21
Other current assets	1,873	2,294
Total current assets	2,305	2,468
Non-current assets
Plant, property, and equipment	18,524	18,126
Other non-current assets	5,180	3,935
Total Assets	$26,009	$24,529

Liabilities and Equity
Current liabilities (1)	$1,091	$1,531
Non-current liabilities (1)	6,729	6,429
Capitalization
Debt, capital leases, and financing obligation (excluding securitization debt) (2)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	10,460	9,646
Non-recourse debt	2,471	1,854
Total debt, capital leases, and financing obligation (excluding securitization debt)	12,931	11,500
Noncontrolling interests	37	37
Common stockholders' equity	4,957	4,755
Total capitalization (excluding securitization debt)	17,925	16,292
Securitization debt (2)	264	277
Total Liabilities and Equity	$26,009	$24,529

(1) Excludes debt, capital leases, and financing obligation.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Nine Months Ended
	9/30/19	9/30/18
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$175	$204

Net cash provided by operating activities	1,395	1,565
Net cash used in investing activities	(2,212)	(1,815)
Cash flows from operating and investing activities	(817)	(250)
Net cash provided by financing activities	1,075	412

Total Cash Flows	$258	$162

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$433	$366

CMS ENERGY CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/19	9/30/18	9/30/19	9/30/18
Net Income Available to Common Stockholders	$207	$169	$513	$549
Reconciling items:
Other exclusions from adjusted earnings	1	*	1	1
Tax impact	(*)	(*)	(*)	(*)
Gain on assets previously sold	-	-	(*)	(4)
Tax impact	-	-	*	1

Adjusted net income – non-GAAP	$208	$169	$514	$547

Average Common Shares Outstanding
Basic	283.0	282.5	282.9	282.1
Diluted	284.6	283.2	284.2	282.8

Basic Earnings Per Average Common Share
Reported net income per share	$0.73	$0.60	$1.81	$1.95
Reconciling items:
Other exclusions from adjusted earnings	*	*	*	*
Tax impact	(*)	(*)	(*)	(*)
Gain on assets previously sold	-	-	(*)	(0.01)
Tax impact	-	-	*	*

Adjusted net income per share – non-GAAP	$0.73	$0.60	$1.81	$1.94

Diluted Earnings Per Average Common Share
Reported net income per share	$0.73	$0.59	$1.81	$1.94
Reconciling items:
Other exclusions from adjusted earnings	*	*	*	*
Tax impact	(*)	(*)	(*)	(*)
Gain on assets previously sold	-	-	(*)	(0.01)
Tax impact	-	-	*	*

Adjusted net income per share – non-GAAP	$0.73	$0.59	$1.81	$1.93

* Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.